UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW Suite 775 North
Washington, District of Columbia		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive and Retention Plan

On August 26, 2025 (the “Grant Date”), the Board of Directors (the “Board”) and the Compensation Committee (the “Committee”) of the Board of Easterly Government Properties, Inc. (the “Company”) granted equity awards (the “Awards”) to certain members of the Company’s senior management team, including its named executive officers (as identified in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders) and to the non-employee directors serving on the Board. The Awards were issued under the Company’s 2024 Equity Incentive Plan (the “Plan”) in the form of performance-based long-term incentive units (“LTIP Units”) in Easterly Government Properties LP (the “Operating Partnership”) and consist of 844,000 LTIP Units in the aggregate.

The purpose of the Awards is to further align the interests of grantees with the interests of the Company’s long-term shareholders, and to support the retention of key members of the senior management team as well as other contributors to the Company’s future goals. In recent years, the Company has experienced turnover in several executive and senior management roles, underscoring the importance of appropriately calibrated long-term incentive grants to retain the services of grantees over a critical five- to eight-year period, to encourage leadership continuity and to drive the execution of the Company’s long-term strategic plan. The Board and the Committee intend to consider the Awards in connection with future compensation decisions, including in lieu of a portion of compensation for 2026 and beyond. In determining the appropriateness of granting the Awards, the Board and the Committee were advised by the Committee's independent compensation consultant.

The Awards consist of LTIP Units, a class of units of the Operating Partnership that, following the occurrence of certain events, are convertible by the holder into an equivalent number of common units of limited partnership of the Operating Partnership (“Common Units”). Common Units are redeemable by the holder for cash or, at the Company’s election, shares of common stock of the Company on a one-for-one basis. Each performance-based LTIP Unit granted under the Awards may be converted into one Common Unit only if the vesting and performance conditions described below are met. If such vesting and performance conditions are not met within the performance period, the Awards will be forfeited in their entirety.

The performance-based LTIP Units will vest in full on the fifth (5th) anniversary of the Grant Date, subject to the recipient’s continued employment or service, as applicable, with the Company through such date and further subject to achieving the following performance conditions based on the appreciation of the Company’s common stock price during the period beginning on the Grant Date and ending on the eighth (8th) anniversary of the Grant Date:

•
No performance-based LTIP Units will be earned if the Applicable Price (defined below) is less than $33.78 (50% above the Baseline Price (defined below)).
•
At an Applicable Price of $33.78 (50% above the Baseline Price), 75% of the performance-based LTIP Units will be earned.
•
At an Applicable Price of $36.03 (60% above the Baseline Price), 100% of the performance-based LTIP Units will be earned.

Linear interpolation will be used to determine the number of LTIP units earned if the Applicable Price falls between $33.78 and $36.03. “Applicable Price” means the highest average consecutive 20-trading day closing trading price of the Company’s common stock on the New York Stock Exchange (“NYSE”) during the eight years following the Grant Date. “Baseline Price” means $22.52, representing the closing trading price of the Company’s common stock on the NYSE on August 25, 2025.

Consistent with the Company’s previously granted performance-based LTIP Units, Award recipients will receive 10% of the distributions paid to holders of Common Units prior to satisfaction of the performance-based vesting conditions set forth above. Following the fifth (5th) anniversary of the Grant Date, Award recipients will be eligible to receive a catch-up distribution equal to 90% of the distributions paid to holders of Common Units from Grant Date through the date that the LTIP Units are earned and become fully vested and, after such date that the LTIP Units are earned and fully vested, the LTIP Units will receive 100% of the distributions paid to holders of Common Units.

On the Grant Date, Mr. Crate, Mr. Ibe, Ms. Marino and Mr. Logan received 425,000, 160,000, 70,000 and 12,000 LTIP Units, respectively; Mr. Binnie received 80,000 LTIP Units; and Mr. Henry, Ms. Fisher, Ms. Innes and Mr. Freeman each received 20,000 LTIP Units. Other senior employees received an aggregate of 17,000 LTIP Units.

In connection with a change in control, if the acquirer of the Company assumes or replaces the LTIP Units on substantially the same terms, the LTIP Units will remain outstanding. Otherwise, the LTIP Units will vest immediately upon the change in control to the extent earned based on the fair market value of the total consideration per share received in the change in control. If, within six months prior to or 18 months following the change in control, the grantee’s service to the Company (or its successor) is terminated either (i) by the Company (or its successor) without “cause” or (ii) as applicable, by the grantee for “good reason,” then any unvested LTIP

Units will become fully vested, with any such vested LTIP Units still subject to satisfaction of the performance conditions to the extent not yet satisfied at such time.

Upon a termination of service for “cause” or resignation by an employee without “good reason,” all unvested LTIP Units will be forfeited. Upon the death or disability of a recipient, such recipient’s LTIP Units will vest in full, though the LTIP Units will remain subject to achieving the performance conditions set forth above through the remainder of the performance period.

With respect to Award recipients who are employees of the Company, if the employee is terminated without “cause” or resigns for “good reason,” the following vesting provisions apply: (i) if the termination occurs within the first two years after the Grant Date, 25% of the performance-based LTIP Units will vest and (ii) if the termination occurs more than two years after the Grant Date, 50% of the performance-based LTIP Units will vest. In each case, the LTIP Units will remain subject to achieving the performance conditions set forth above through the remainder of the performance period.

With respect to Award recipients who are non-employee directors of the Company, if a director’s service is terminated without “cause” or due to a failure by the Company to nominate the director for reelection to the Board, the following vesting provisions apply: (i) if such event occurs within the first two years after the Grant Date, 25% of the performance-based LTIP Units will vest, and (ii) if such event occurs more than two years after the Grant Date, 50% of each of the performance-based LTIP Units will vest. In each case, the LTIP Units will remain subject to achieving the performance conditions set forth above through the remainder of the performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ Franklin V. Logan
Name:	Franklin V. Logan
Title:	Executive Vice President, General Counsel and Secretary

Date: August 28, 2025